Exhibit 23.1

The Board of Directors
Superior Energy Services, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                                                                          KPMG LLP

New Orleans, Louisiana
July 5, 2001